EXHIBIT 99


PRESS RELEASE                     FOR FURTHER   BEVERLY KAHANEK
TO BE RELEASED                    INFORMATION:  VICE PRESIDENT &
OCTOBER 8, 1998                                 MARKETING OFFICER
5:00 P.M. CDT                                   FIRST VICTORIA NATIONAL BANK
                                                512/572-6555

                           FVNB CORP. TO ACQUIRE CBOT

                              FINANCIAL CORPORATION

VICTORIA, TEXAS - THE BOARD OF DIRECTORS OF FVNB CORP., THE HOLDING COMPANY OF FIRST VICTORIA NATIONAL BANK, HAS APPROVED A DEFINITIVE AGREEMENT TO ACQUIRE CBOT FINANCIAL CORPORATION, THE PARENT COMPANY OF CITIZENS BANK OF TEXAS, N.A. AND CBOT MORTGAGE COMPANY, WHICH DEFINITIVE AGREEMENT WAS ENTERED INTO ON OCTOBER 8, 1998. FOUNDED IN 1907 IN NEW WAVERLY, CITIZENS BANK OF TEXAS OPERATES BANKING FACILITIES IN NEW WAVERLY, HUNTSVILLE AND THE WOODLANDS, TEXAS. AS OF JUNE 30, 1998, THE BANK HAD APPROXIMATELY $80 MILLION IN TOTAL ASSETS. THE TRANSACTION IS SUBJECT TO APPROVAL BY REGULATORY AUTHORITIES AND THE SHAREHOLDERS OF CBOT FINANCIAL CORPORATION AND IS EXPECTED TO BE FINALIZED BY YEAR-END 1998 OR EARLY IN THE FIRST QUARTER OF 1999.

CITIZENS BANK OF TEXAS WILL CONTINUE TO OPERATE AS AN INDEPENDENT SUBSIDIARY OF FVNB CORP. WITH THE BOARD OF DIRECTORS, OFFICERS AND STAFF BEING RETAINED. ACCORDING TO DAVID M. GADDIS, PRESIDENT & C.E.O. OF FVNB CORP., "THIS AFFILIATION WILL ENABLE OUR COMPANY TO GROW BY ENTERING OTHER MARKETS WHILE AT THE SAME TIME BUILDING ON THE LONGSTANDING HISTORY OF INDEPENDENT TEXAS BANKING AND RESPONSIVE PERSONAL SERVICE THAT CITIZENS BANK OF TEXAS AND FIRST VICTORIA NATIONAL BANK ARE BOTH WELL KNOWN FOR." ROGER LAWRENCE, PRESIDENT OF CITIZENS BANK, STATES, "OUR NEW AFFILIATION WITH FVNB WILL ALLOW US TO BE EVEN MORE COMPETITIVE WITH A LARGER LOAN LIMIT, TRUST SERVICES AND OTHER SERVICES PROVIDED BY FVNB."

ESTABLISHED IN 1867, FIRST VICTORIA NATIONAL BANK IS THE SECOND OLDEST INDEPENDENT BANK IN TEXAS. AT JUNE 30, 1998 THE BANK HAD APPROXIMATELY $520 MILLION IN TOTAL ASSETS. FVNB CORP. IS A $520 MILLION BANK HOLDING COMPANY HEADQUARTERED IN VICTORIA WITH FACILITIES IN VICTORIA, PORT LAVACA AND TAFT, TEXAS.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN FORWARD LOOKING INFORMATION WITH RESPECT TO PLANS, PROJECTIONS OR FUTURE PERFORMANCE OF THE COMPANY, THE OCCURRENCE OF WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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